UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2011 (March 30, 2011)

CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

11 West 42nd Street New York, New York 10036

(Address of registrant’s principal executive office)

Registrant’s telephone number, including area code: (212) 461-5200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

          On March 30, 2011, CIT Group Inc. (“CIT”) completed a private placement of $2 billion aggregate principal amount of Series C Second-Priority Secured Notes, consisting of $1.3 billion principal amount of notes due 2014 (the “2014 Notes”) and $700 million principal amount of notes due 2018 (the “2018 Notes,” together, the “Notes”). The 2014 Notes were issued to investors at par and will bear interest at a rate of 5.250% per annum and the 2018 Notes were issued to investors at par and will bear interest at a rate of 6.625% per annum. Interest on the Notes will be payable semi-annually in cash in arrears on April 1 and October 1 of each year, commencing October 1, 2011.

          The net proceeds of this offering were approximately $1,974.8 million, after deducting commissions, fees and expenses associated with the offering. We will use the net proceeds to retire all of our remaining 7.0% Series A Second-Priority Secured Notes (“Series A Notes”) maturing in 2013 and a portion of our Series A Second-Priority Secured Notes maturing in 2014 and pay related premiums, fees and expenses in connection therewith.

          The Notes were offered and sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933 (the “Securities Act”) and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or any state securities laws, and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

          The Notes are obligations of CIT and are secured by the same collateral that secures CIT’s outstanding Series A Notes. In addition, the Notes are guaranteed by the same subsidiaries of CIT (the “Guarantors”) that guarantee CIT’s outstanding Series A Notes. The guarantees and collateral for the Notes will be released upon the Notes receiving an investment grade rating from each of Moody’s and S&P after giving effect to the release. In addition, the guarantees and/or collateral for the Notes will be automatically released if the same guarantees and/or collateral for the Series A Notes are released at the same time or if the Series A Notes have been paid off in full.

          The Notes were issued under a base indenture between CIT and Deutsche Bank Trust Company Americas, as trustee, as supplemented by a supplemental indenture among CIT, the Guarantors and Deutsche Bank Trust Company Americas (together, the “Indenture”), each dated as of March 30, 2011. The Indenture contains certain covenants that, subject to exceptions, limit CIT’s ability to (i) create liens and (ii) merge or consolidate, or sell, transfer, lease or dispose of all or substantially all of its assets. The covenants under the Indenture are less restrictive than those under the indenture governing the Series A Notes, which, subject to certain exceptions, include limitations on the ability of CIT and CIT’s restricted subsidiaries to (i) make restricted payments, (ii) incur indebtedness, (iii) issue preferred stock, (iv) incur liens, (v) enter into sale and leaseback transactions, (vi) create dividend restrictions and other payment restrictions that affect the Company’s subsidiaries, (vii) sell assets, (viii) enter into transactions with affiliates, and (ix) issue guarantees of indebtedness.

          The Notes may be redeemed at any time, in whole or in part, at a redemption price of 100% of the principal amount plus accrued and unpaid interest, if any, to the redemption date, plus a “make-whole” premium based on a discount rate of the applicable U.S. Treasury rate plus 50 basis points. In addition, CIT may at any time and from time to time purchase Notes in open market transactions, tender offers or otherwise.

          In addition, if CIT experiences a Change of Control Triggering Event (as defined in the Indenture), the holders of the Notes may require CIT to repurchase for cash all or a portion of their Notes at a price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest.

          In connection with the private placement of the Notes, CIT and the Guarantors entered into a registration rights agreement dated as of March 30, 2011 (the “Registration Rights Agreement”) with

Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as representatives for the initial purchasers. Under the Registration Rights Agreement, CIT is obligated, no later than 366 days after the issue date of the Notes, to use commercially reasonable efforts to consummate an offer to exchange each of the Notes for a new issue of debt securities registered under the Securities Act, with terms substantially identical to those of the Notes. However, CIT will not be required to make or consummate the exchange offer to the extent that the Notes are freely tradable under Rule 144 under the Securities Act, without restrictive legends or a restricted CUSIP number, before the required date for the consummation of such exchange offer. If CIT fails to satisfy its exchange obligations under the Registration Rights Agreement, CIT will be required to pay additional interest to the holders of the Notes under certain circumstances.

          The Indenture and Registration Right Agreement have been filed as exhibits to this Current Report on Form 8-K and the description of the Indenture and Registration Rights Agreement contained herein is qualified in its entirety by reference to the Indenture and Registration Rights Agreement, which are incorporated into this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

          The information contained in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

          On March 30, 2011, CIT delivered to Deutsche Bank Trust Company Americas (“Deutsche Bank”), as trustee, a notice of CIT’s intention to redeem on May 2, 2011, $2.5 billion of Series A Notes including $1,104,007,482 principal amount of Series A Notes due 2013 and $1,395,992,518 principal amount of Series A Notes due 2014. The Series A Notes were issued on December 10, 2009 in connection with CIT’s reorganization.

          As provided in the indenture governing the Series A Notes, the redemption price will be 102.0% of the aggregate principal amount redeemed and the notes will be redeemed on a pro-rata basis among all of the Series A Notes due 2014. The redemption will be treated as a pro-rata pass-through distribution of principal. In addition, accrued and unpaid interest will be paid for the period beginning April 10, 2011 through, but excluding, May 2, 2011.

          After this redemption, CIT will have redeemed the entire $2.1 billion principal amount of the Series A Notes due 2013 and approximately $1.4 billion principal amount of Series A Notes due 2014; Approximately $1.8 billion principal amount of Series A Notes due 2014 will remain outstanding.

          A copy of the notice to Deutsche Bank is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated as of March 30, 2011, between CIT Group Inc. and Deutsche Bank Trust Company Americas, as trustee

4.2

First Supplemental Indenture, dated as of March 30, 2011, between CIT Group Inc., the Guarantors named therein, and Deutsche Bank Trust Company Americas, as trustee (including the Form of 5.250% Note due 2014 and the Form of 6.625% Note due 2018)

10.1

Registration Rights Agreement, dated as of March 30, 2011, among CIT Group Inc., the Guarantors named therein, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as representatives for the initial purchasers named therein

99.1	Notice by CIT Group Inc. to Deutsche Bank Trust Company Americas dated March 30, 2011 announcing its intent to redeem $2.5 billion of Series A Notes on May 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC.

(Registrant)

	By:	/s/ Scott T. Parker

Scott T. Parker
Executive Vice President &
Chief Financial Officer

Dated: March 31, 2011